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                                NOVEMBER 9, 2001











                               SONERA CORPORATION





                           RIGHTS OFFERING OF - SHARES
                              IN THE FORM OF SHARES
                          OR AMERICAN DEPOSITARY SHARES





                           --------------------------

                             UNDERWRITING AGREEMENT
                             (INTERNATIONAL VERSION)
                           --------------------------






                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                    MESSETURM
                             60308 FRANKFURT AM MAIN
                                     GERMANY

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                               SONERA CORPORATION
                         (incorporated under the laws of
                            the Republic of Finland)

                           Rights Offering of - Shares
                              in the form of Shares
                          or American Depositary Shares

                             UNDERWRITING AGREEMENT
                             (INTERNATIONAL VERSION)




                                                                November 9, 2001

Goldman Sachs International
Deutsche Bank AG London
Nordea Securities Corporate Finance Oy
Mandatum & Co Ltd.

c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4 2BB

and

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2EQ

Ladies and Gentlemen:

Sonera Corporation, a company organized under the laws of Finland (the "Company"), is offering up to - new shares of the Company (the "Offered Shares"), in the form of shares (the "Shares") or American depositary shares ("ADSs"), in a rights offering to holders of its Shares (the "Shareholders") on November 14, 2001 (the "Record Date") and to holders of its ADSs (the "ADS Holders") on the Record Date pursuant to shareholders' pre-emptive rights (the "Rights Offering"). The Company is granting Shareholders primary rights to purchase their pro rata share of the Offered Shares (the "Primary Share Rights") and is granting ADS Holders primary rights to purchase their pro rata share of the Offered Shares, in the form of ADSs (the "Primary ADS Rights" and, together with the Primary Share Rights, the "Primary Rights"). In addition, at the same time, the Company is granting Shareholders secondary rights to purchase a portion of any Offered Shares that are not subscribed for pursuant to the exercise by Shareholders of Primary Share Rights (the "Secondary Share Rights") and is


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granting ADS Holders secondary rights to purchase a portion of any Offered
Shares, in the form of ADSs, that are not subscribed for pursuant to the exercise by Shareholders of Primary Share Rights (the "Secondary ADS Rights" and, together with the Secondary Share Rights, the "Secondary Rights"). The Primary Share Rights and the Secondary Share Rights together are referred to herein as the "Share Rights"; the Primary ADS Rights and the Secondary ADS Rights together are referred to herein as the "ADS Rights"; and the Share Rights and the ADS Rights together are referred to herein as the "Rights".

The Republic of Finland, acting through the Ministry of Transport and Communications (the "Majority Shareholder"), has announced that it will exercise all of its Primary Share Rights, consisting of the right to subscribe for - Offered Shares, being 52.8 percent of the Offered Shares. The remaining Offered Shares (those not offered to the Majority Shareholder), being 47.2 percent of the Offered Shares or - Offered Shares, are referred to herein as the "Underwritten Shares". Subject to the terms and conditions stated herein, the underwriters named in Schedule 1 hereto (the "International Underwriters", for whom Goldman Sachs International and Deutsche Bank AG London are acting as representatives (the "Joint Global Coordinators")) propose to subscribe or to procure subscribers for, and the Company proposes to issue to the International Underwriters (or to subscribers procured by the International Underwriters, as the case may be), at the subscription price of E- per share (the
"Subscription Price"), up to - percent (the "International Portion") of the Underwritten Shares (the "International Underwritten Shares"), being - Offered Shares (the "International Underwriting Commitment"), subject to the terms and conditions of this Agreement.

It is understood by all parties that the Company is concurrently entering into an agreement (the "U.S. Underwriting Agreement" and, together with the International Underwriting Agreement, the "Underwriting Agreements") providing, subject to the terms and conditions stated therein, for the underwriters named therein (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters") to subscribe or to procure subscribers for, and for the Company to issue to the U.S. Underwriters (or to subscribers procured by the U.S. Underwriters, as the case may be), at the Subscription Price, up to - percent (the "U.S. Portion") of the Underwritten Shares (the "U.S. Underwritten Shares"), being - Offered Shares (the "U.S. Underwriting Commitment" and, together with the International Underwriting Commitment, the "Underwriting Commitments"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby made expressly conditional on one another.

The aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments (the "Purchased Shares") will be the number of Underwritten Shares notified to the Joint Global Coordinators, on behalf of the International Underwriters, and the U.S. Underwriters by the Company in accordance with Section 2(b) below as soon as practicable after the close of business in Finland on November 28, 2001 (the "Subscription Period Expiration") and by not later than 6.00 p.m. Finnish time on November 29, 2001 (the "Determination Time"). Such number shall be the aggregate number of Underwritten Shares less the Exercised Offered Share Amount. The "Exercised Offered Share Amount" shall be the aggregate number of Underwritten Shares that (1) have been subscribed and paid for by Shareholders and ADS Holders, or their respective transferees of Rights, pursuant to the exercise of the Primary Rights by the Subscription Period Expiration, and (2) have been


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determined prior to the Determination Time to be allocated to Shareholders or
ADS Holders pursuant to the exercise of the Secondary Rights, as determined by the Company or its advisers prior to the Determination Time.

The aggregate number of International Underwritten Shares to be subscribed for by the International Underwriters (or for which the International Underwriters shall procure subscribers) pursuant to the International Underwriting Commitment (the "International Purchased Shares") will be the International Portion of the Purchased Shares. The aggregate number of U.S. Underwritten Shares to be subscribed for by the U.S. Underwriters (or for which the U.S. Underwriters shall procure subscribers) pursuant to the U.S. Underwriting Commitment (the "U.S. Purchased Shares") will be the U.S. Portion of the Purchased Shares.

The International Underwriters and the U.S. Underwriters are simultaneously entering into an agreement between international and U.S. syndicates (the "Agreement Between Syndicates"), which provides, among other things, for the transfer of Purchased Shares between the two syndicates.

The Company has entered into a deposit agreement dated as of October 12, 1999 (as amended as of April 26, 2001, the "Deposit Agreement") among the Company, Citibank N.A. as depositary (in such capacity, the "Depositary") and the holders and beneficial owners from time to time of American depositary receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. In addition, the Company has entered into a rights agency agreement dated as of November 9, 2001 (the "ADS Rights Agency Agreement") among the Company and Citibank N.A. as ADS rights agent (in such capacity, the "ADS Rights Agent") in relation to the Rights Offering to ADS Holders.

Three forms of prospectus are to be used in connection with the Rights Offering and the offering by the Underwriters of the Purchased Shares: (i) one to be used for offering the Offered Shares in the United States, (ii) one to be used for offering the Offered Shares outside the United States and Finland, and (iii) a Finnish language prospectus for use in connection with the Rights Offering in Finland, which prospectus may be supplemented from time to time subsequent to its initial publication by means of public announcements by the Company in accordance with Finnish law (such prospectus, as so updated, the "Finnish Prospectus"). The international form of prospectus will be identical to the U.S. prospectus except for certain substitute pages and amendments thereto as mentioned below. References herein to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include the U.S. and the international versions thereof.

1. The Company represents and warrants to, and agrees with, each of the International Underwriters that:

         (a) A registration statement on Form F-3 (File No. 333--) (the "Registration Statement", as more fully defined below) in respect of the Offered Shares and the Share Rights has been filed with the U.S. Securities and Exchange Commission (the "Commission"); the Registration Statement and any amendment thereto, each in the form heretofore delivered to the Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; and no stop order suspending the effectiveness


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                  of the Registration Statement or any post-effective
                  amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission is hereinafter called a "Preliminary Prospectus"; the term "Registration Statement" shall include (i) all exhibits thereto, (ii) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Registration Statement at the time it was declared effective and (iii) the documents incorporated by reference in the prospectus contained in the Registration Statement at the time the Registration Statement became effective; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Joint Global Coordinators expressly for use therein;

         (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or


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                  the Exchange Act, as applicable, and the rules and
                  regulations of the Commission thereunder;

         (d) The Registration Statement conforms, and each of the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Joint Global Coordinators expressly for use therein;

         (e) A registration statement on Form F-6 (File No. 333-10880) in respect of the ADSs evidencing Offered Shares, if any, issued pursuant to the exercise of ADS Rights has been filed with the Commission; such registration statement (including any amendments thereto) in the form heretofore delivered to the Underwriters and, excluding exhibits, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the "ADS Registration Statement"); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;


         (f) The Finnish Prospectus has been filed with the Finnish Financial Supervision Authority (the "FSA"); the Finnish Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;


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         (g)      Since the respective dates as of which information is given in the Prospectus or incorporated by reference therein, except as otherwise stated therein, (A) there has been no material adverse change, or a development involving a prospective material adverse change, in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind, declared, paid or made by the Company on its capital stock;

         (h) The Company has been duly incorporated and is validly existing as a corporation under the laws of Finland, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreements and the ADS Rights Agency Agreement, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect;

         (i) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect;

         (j) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company (including the Offered Shares) and the Share Rights have been duly and validly authorized and issued, and conform to the description of the Shares and the Share Rights contained in the Prospectus; all of the issued shares of capital stock of the Company (excluding the Offered Shares) are fully paid and non-assessable and the Offered Shares will, upon their registration with the Finnish Trade Registry (the "Trade Registry"), maintained by the Finnish Board of Patents and Registrations, be fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, claim or equity of any kind; all of the Share Rights will be duly listed and admitted for trading on the Helsinki Securities and Derivatives Exchange, Clearing House Limited (the "Helsinki Exchanges") as from 10.00 a.m., Finnish time, on November 15, 2001 until 6.30 p.m., Finnish time, on November 23, 2001; all of the Offered Shares will


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                  be duly listed and admitted for trading on the Helsinki
                  Exchanges promptly following the day of their registration with the Trade Registry; the ADSs evidencing Offered Shares will be duly admitted for quotation on the Nasdaq National Market ("Nasdaq"); there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue Shares or any other class of capital stock of the Company or any of its Subsidiaries (except as set forth in the Prospectus under "Management-Employee Option Rights"); the Offered Shares and the Share Rights to be issued by the Company may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs and ADS Rights evidencing Share Rights; the Offered Shares to be issued by the Company are freely transferable by the Company to or for the account of the several International Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; there are no restrictions on subsequent transfers of the Offered Shares, the ADSs evidencing Offered Shares, the Share Rights or the ADS Rights under the laws of Finland and of the United States; the Offered Shares, the ADSs evidencing Offered Shares, the Share Rights and the ADS Rights conform to, and entitle the holders thereof to the rights set forth in, the description of the Shares, the ADSs, the Share Rights and the ADS Rights, respectively, contained in the Prospectus; and, other than as described in the Prospectus, there are no restrictions upon the voting rights of any of the Offered Shares or the ADSs or the transfer of any of the Offered Shares, the ADSs, the Share Rights or the ADS Rights pursuant to the Company's Articles of Association or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound;

         (k) The Deposit Agreement was duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs delivered at the relevant Time of Delivery (as defined in Section 4 below) against the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs with respect to such Offered Shares will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

         (l) The ADS Rights Agency Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the ADS Rights Agent, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general


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                  equity principles; and the ADS Rights Agency Agreement
                  conforms in all material respects to the descriptions thereof contained in the Prospectus;

         (m) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities (hereinafter referred to as "Governmental Authorizations") required for (A) the issue by the Company of the Prospectus and the Finnish Prospectus, (B) the Offered Shares, in the form of Shares or ADSs, and the Share Rights to be duly and validly authorized and issued, (C) the deposit of Offered Shares and Share Rights with the Depositary and the issuance of ADSs and ADS Rights, respectively, in respect thereof, (D) the execution and delivery by the Company of the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement to be duly and validly authorized, (E) the consummation by the Company of the transactions contemplated by the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement, and (F) the subscription for and distribution of the Purchased Shares by the Underwriters, have in each case been obtained or made and are in full force and effect including but not limited to those required by the FSA, the Finnish Central Securities Depositary (the "FCSD"), the Helsinki Exchanges and Nasdaq, except (x) the registration of the Offered Shares with the Trade Registry and the Company's shareholders' register maintained by the FCSD, and (y) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside Finland and the United States in connection with the subscription and distribution of the Purchased Shares and ADSs evidencing Purchased Shares by or for the account of the Underwriters;

         (n) Other than as described in the Prospectus, all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Finland be paid in euros (including any such dividends or distributions to be paid to the Depositary) that may be converted into other currencies and may be freely transferred out of Finland, and such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Finland and are otherwise free and clear of any other tax, withholding or deduction in Finland and without the necessity of obtaining any Governmental Authorization in Finland;

         (o) The offering of the Rights and the issue of the Offered Shares by the Company under the Underwriting Agreements, the deposit of the Share Rights being deposited with the Depositary against issuance of ADS Rights, the deposit of the Offered Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture,


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                  mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association, charter and by-laws (or other governing documents) of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties;

         (p) Neither the Company nor any of its Subsidiaries is (A) in violation of its respective articles of association, charter, by-laws or other governing document, any business licenses issued by any regulatory authority in Finland, any decree or legally binding declaration (whether governmental, ministerial or other) issued by any governmental authority in Finland or any laws or regulations of Finland or any political subdivision thereof to which the Company or any of its Subsidiaries is subject or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except as disclosed in the Prospectus and except for such violations or defaults that would not result in a Material Adverse Effect;

         (q) The Company has complied, and will continue to comply, with all applicable securities laws or any other applicable law so as to permit the offering of the Share Rights and ADS Rights to all Shareholders and ADS Holders, respectively, other than as set forth in the Prospectus, and the completion of the Rights Offering as contemplated in the Underwriting Agreements, the Registration Statement, the Prospectus and the Finnish Prospectus;

         (r) Neither the Company nor any of its subsidiaries has taken nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares, any ADSs evidencing Offered Shares or the Rights;

         (s) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

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         (t)      The Company is not and, after giving effect to the Rights
                  Offering, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (u) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the respective businesses now operated by each of them, and except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (v) The Company and each of its Subsidiaries have all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus ("Governmental Licenses"), and, the Company and its Subsidiaries are in compliance with the terms and conditions of the Governmental Licenses, except for such Governmental Licenses, where the failure to obtain or comply with such Governmental Licenses would not result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

         (w) The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

         (x) The Company is not, after giving effect to the Rights Offering, and will not be, a "passive foreign investment company" within the meaning of the Internal Revenue Code of 1986, as amended;

         (y) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes or with any sanctioned entities under the rules of the Office of Foreign Assets Control;

         (z) Each of KPMG Wideri Oy, who have certified certain financial statements of the Company and its subsidiaries included in the Prospectus and the Finnish Prospectus, and, to the Company's best knowledge, KPMG Cevdet Suner Denetim ve Yemlini Mali Musavirlik A.S., who have certified certain financial statements of Turkcell Illestisim Hizmetleri AS ("Turkcell") included in the Prospectus, Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbh, who have certified certain financial statements of Group 3G UMTS Holding GmbH ("Group 3G") included in the Prospectus, and KPMG Sweden, who have certified certain financial statements of Across Holding AB ("Across Holding") included in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (aa) None of the Company or any of its Subsidiaries has any taxes payable and past due in any jurisdiction in which it has operations, except where the failure to pay such taxes would not have a Material Adverse Effect;

         (bb) The Underwriting Agreements have been duly authorized, executed and delivered by the Company;

         (cc) The preparation, distribution and use of the Prospectus has been approved by the Board of Directors of the Company in accordance with the Articles of Association of the Company and Finnish law;

         (dd) Except as described in the Prospectus, no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters (or subscribers of the Purchased Shares procured by the Underwriters), any subsequent purchasers from the Underwriters to Finland or to any political subdivision or taxing authority thereof or therein in connection with (A) the issue and offer of the Rights by the Company, (B) the issue and delivery of the Offered Shares by the Company pursuant to the exercise of Rights, (C) the deposit with the Depositary of Share Rights against issuance of ADS Rights in accordance with the terms of the Deposit Agreement, (D) the deposit with the Depositary of Offered Shares against issuance of any ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement, (E) the issue and delivery by the Company to the Underwriters (or subscribers procured by the Underwriters) of the Purchased Shares in accordance with the terms of the Underwriting Agreements and in the manner contemplated by the Prospectus, or (F) the sale and delivery by the Underwriters who are not Residents of Finland (as defined below) of the Purchased Shares to purchasers who are not

                  Residents of Finland in accordance with the terms of the Underwriting Agreements and in the manner contemplated by the Prospectus. As used herein, a "Resident of Finland" means a purchaser who is generally liable for tax in Finland or Finnish branches of foreign credit institutions or investment firms;

         (ee) To the Company's best knowledge, (A) each of Turkcell, Fintur Holdings B.V., AS Eesti Telekom, UAB Omnitel, Group 3G, Ipse 2000 S.p.A., Xfera Moviles S.A., Lattelekom SIA, AB Lietuvos Telekomas and Metro One Telecommunications Inc. (each, an "Associated Company") has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation, and (B) except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of capital stock of each Associated Company have been duly authorized and validly issued, are fully paid and non-assessable. Except as disclosed in the Prospectus, all of the shares of capital stock of the Associated Companies are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

         (ff) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect;

         (gg) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements (A) have been prepared in conformity with Finnish generally accepted accounting principles ("Finnish GAAP") applied on a consistent basis throughout the periods involved, except as otherwise indicated in the Registration Statement or the Prospectus, (B) include, in the case of the consolidated financial statements, a reconciliation describing and quantifying material variations to generally accepted accounting principles in the United States ("U.S. GAAP"), and (C) comply with the requirements of international accounting standards in all material respects. The selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

         (hh) To the Company's best knowledge, the financial statements of Turkcell, Group 3G and Across Holding included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Turkcell, Group 3G and Across Holding, respectively, and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Turkcell, Group 3G and Across Holding, respectively, and their respective consolidated subsidiaries for the periods specified; and the said financial statements have been prepared in conformity with, in the case of Turkcell and Group 3G, U.S. GAAP and, in the case of Across Holding, generally accepted accounting principles in Sweden, in each case applied on a consistent basis throughout the periods involved, except as otherwise indicated in the Registration Statement and the Prospectus; and

         (ii) The pro forma unaudited condensed consolidated financial information of the Company and Across Holding, and their subsidiaries, (including the notes thereto) (the "Sonera/Across Pro Forma Accounts") included in the Registration Statement and the Prospectus (A) have been prepared in all material respects in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act, except as otherwise stated therein, and (B) have been properly computed on the bases described therein; and the assumptions used in the preparation of the Sonera/Across Pro Forma Accounts included in the Registration Statement and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

2.       (a)      Subject to the terms and conditions herein set forth, the
                  Company agrees to issue to each of the International
                  Underwriters (or to subscribers procured by) the International
                  Underwriters, and each of the International Underwriters agrees, severally and not jointly, to subscribe for (or to procure subscribers for), at the Subscription Price per Offered Share, the aggregate number of International Purchased
                  Shares determined by multiplying the aggregate number of International Purchased Shares by the percentage set forth opposite the name of such International Underwriter in
                  Schedule 1 hereto (to be adjusted by the Joint Global
                  Coordinators so as to eliminate fractional Shares).

         (b) As soon as practicable after the Subscription Period Expiration and by not later than the Determination Time, the Company shall notify (in the form of the notice set out in Schedule 2 to this Agreement) the Joint Global Coordinators, on behalf of the International Underwriters, and the U.S. Underwriters in writing of the aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments. Such number shall be the aggregate number of Underwritten Shares less the Exercised Offered Share Amount and such number stated in the notice from the Company shall be final and binding on the Company for all purposes.

         (c) If all the Underwritten Shares have been issued pursuant to the exercise of Rights in the Rights Offering, the obligations of the International Underwriters under this Agreement shall terminate.

3. After the Determination Time and the authorization by the Joint Global Coordinators of the release of the International Purchased Shares, the several International

         Underwriters propose to offer the International Purchased Shares for sale upon the terms and conditions set forth in the Prospectus and in the Agreement Between Syndicates. Any resale of the International Purchased Shares by the International Underwriters or any sub-underwriters appointed by the International Underwriters will be for their own account and not on behalf of the Company or any Shareholders or ADS Holders.

4.       (a)      Delivery of the International Purchased Shares by the Company
                  will be made by book-entry registration to an account or accounts specified by the Joint Global Coordinators in the facilities of the Finnish Book-Entry Securities System. It is understood and agreed by the parties hereto that no delivery or transfer of the International Purchased Shares at the Time of Delivery shall be effective until and unless payment therefor has been made pursuant hereto and the Joint Global
                  Coordinators shall have received, on behalf of the International Underwriters, at the Time of Delivery certificates and other evidence reasonably satisfactory to it of the execution of the book-entry registration of the International Purchased Shares in favor of the International
                  Underwriters or accounts specified by the International
                  Underwriters.

         (b) Subject to the terms and conditions of this Agreement, the time and date of the subscription and payment for the International Purchased Shares shall be no later than 1.00 p.m. Finnish time on December 3, 2001 or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of the International Purchased Shares is herein called the "Time of Delivery". The Company will promptly after the subscription and payment for the International Purchased Shares effect their registration with the Trade Registry and their delivery to the International Underwriters or to subscribers procured by the International Underwriters. The delivery shall, in any case, by completed no later than 9 a.m. Finnish time on December 4, 2001.

         (c) The documents to be delivered on the date hereof and at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the International Purchased Shares and any additional documents requested by the International Underwriters pursuant to Section 8 hereof, will be delivered at the offices of White & Case LLP, Etelaranta 14, Helsinki or at such other place as shall be agreed upon by the Joint Global Coordinators and the Company (the "Closing Location"), and the International Purchased Shares will be delivered as specified in Sections 4(a) and 4(b) above, all on the date hereof or at the Time of Delivery, as the case may be. A meeting will be held at the Closing Location at 2.00 p.m. Finnish time on the Finnish Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered at the Time of Delivery will be available for review by the parties hereto. For the purposes of this Agreement, "Finnish Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Finland are generally authorized or obligated by law or executive order to close.

5.       The Company agrees with each of the International Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Underwriting Agreements, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Rights Offering or the offering and sale of Purchased Shares by the Underwriters; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Offered Shares or ADSs evidencing Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly to take such action as may be necessary to ensure that there are a sufficient number of ADSs registered in accordance with the terms of the Deposit Agreement to accommodate the issuance of any ADSs evidencing Offered Shares;

         (c) Promptly from time to time to take such action as you may reasonably request to qualify the Rights, the Offered Shares or ADSs evidencing Offered Shares for offering and sale, as the case may be, under the securities laws of such jurisdictions as you may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Rights, the Offered Shares and ADSs evidencing Offered Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (d) Prior to 10.00 a.m. New York City time, or as promptly thereafter as reasonably possible but in no event later than
                  3.00 p.m. New York City time, on the New York business day next succeeding the date of the Underwriting Agreements and from time to time, to furnish the Underwriters with copies of the Prospectus in London and New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Shares or ADSs evidencing Offered Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Offered Shares or ADSs evidencing Offered Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (f) During the period beginning from the date hereof and continuing to and including the date six months after the date hereof, not to offer, sell, hedge, contract to sell or otherwise dispose of, except as provided in the Underwriting Agreements, any Shares, ADSs or any other securities of the Company that are substantially similar to the Shares, ADSs or any preference shares, including but not limited to any securities that are convertible into or exchangeable for any of the foregoing, or that represent the right to receive shares of stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date hereof, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the Underwriting Agreements), without your prior written consent, which consent shall not be unreasonably withheld;

         (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (A) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); and (B) such publicly available additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

         (h) To continue to comply with all applicable securities laws or any other applicable law so as to permit the offering of the Share Rights and ADS Rights to all Shareholders and ADS Holders, respectively, other than as set forth in the Prospectus, and the completion of the Rights Offering as contemplated in the Underwriting Agreements, the Registration Statement, the Prospectus and the Finnish Prospectus;

         (i) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Shares, any ADSs evidencing Offered Shares or the Rights;

         (j) For up to a period of 24 months from the Time of Delivery, to use its best efforts to maintain the listing of the Shares (excluding the Offered Shares) on the main list of the Helsinki Exchanges, to have the Offered Shares and the Share Rights admitted to listing on the main list of the Helsinki Exchanges, to maintain the quotation of the ADSs on Nasdaq, and to have any new ADSs representing Offered Shares quoted on Nasdaq; and

         (k) To bear and pay any Finnish stamp, transfer, registration, documentary or similar taxes or duties payable both in connection with the book registration, issue of the Purchased Shares to the Underwriters (or to subscribers procured by the Underwriters) and with their subsequent resale by the Underwriters (other than Underwriters that are Residents of Finland) to investors (other than investors who are Residents of Finland), on or in connection with the issue, distribution and delivery of such Purchased Shares, including any such taxes or duties in respect of the crediting (and any registration and transfers required in connection therewith) of such Purchased Shares to the accounts of the Underwriters (or of subscribers procured by the Underwriters), and the execution and delivery of the Underwriting Agreements and the Agreement Between Syndicates and any value added tax payable in connection with the commissions and other amounts payable by the Company pursuant to the Underwriting Agreements or the Agreement Between Syndicates.

6. (a) In consideration of their services under this Agreement, the Company will pay the International Underwriters a commission of 4 percent of the aggregate Subscription Price for the International Underwritten Shares, to be divided among the International Underwriters according to the percentage set forth opposite the name of each International Underwriter in
                  Schedule 1 hereto.

         (b) The commissions referred to in Section 6(a) shall be paid in euros to the Joint Global Coordinators on behalf of the Underwriters at the Time of Delivery, such payment being credited to an account details of which have been notified by the Joint Global Coordinators to the Company not later than two business days prior to the Time of Delivery.

         (c) The commissions referred to in Section 6(a) shall be paid to the International Underwriters whether or not the International Underwriters shall be called upon to purchase the full number of International Underwritten Shares.

7. The Company covenants and agrees with the several International Underwriters that the Company will pay or cause to be paid certain expenses in connection with the registration of the Offered Shares, the ADSs and the Rights under the Act and incident to the performance of its obligations under the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement, as follows: (i) the fees, disbursements and expenses of the Company's counsel, accountants and other advisors in connection with the registration of the Offered Shares, the ADSs and the Rights under the Act and all other expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, the Finnish Prospectus, any additional marketing materials for use in Finland and amendments and supplements thereto; (ii) the cost of printing or producing the Underwriting Agreements, the Agreement Between Syndicates, the ADS Rights Agency Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the Rights Offering or the offering and sale of Purchased Shares by the Underwriters; (iii) all expenses in connection with the qualification of the Rights, the Offered Shares and the ADSs for offering under the securities laws of any jurisdiction, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all expenses and taxes arising as a result of the deposit by the Company of Offered Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary, of the issue and delivery of the Purchased Shares by the Company to or for the account of the Underwriters (or subscribers procured by the Underwriters), of the sale and delivery outside of Finland of the Purchased Shares by the Underwriters to each other, and of the initial purchasers thereof in the manner contemplated under the Underwriting Agreements, including, in any such case, any amounts payable as provided in Section 5(k) hereof, (v) all fees and expenses in connection with the listing of the Offered Shares and the Share Rights on the Helsinki Exchanges and the quotation of the ADSs evidencing Offered Shares on Nasdaq; (vi) the fees, disbursements and expenses of the Underwriters' international and Finnish counsels, subject to a cap on such fees of $350,000 excluding any taxes and disbursements (and further excluding any amounts payable under paragraph (iii) above and paragraph (vii) below); (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the Rights Offering; (viii) to the Joint Global Coordinators, for the account of the several Underwriters, the reasonable costs of information meetings and "roadshows" organized for the Rights Offering incurred by the Underwriters in connection with the transactions contemplated hereby including reimbursement of reasonable out-of-pocket expenses; (ix) the fees and expenses

         (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs; (x) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (xi) the cost of preparing any stock certificates or ADRs;
         and (xii) the cost and charges of any transfer agent or registrar. It is understood, however, that, except as provided in this Section, and Sections 5, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including stock transfer taxes (except as may be imposed by Finland or any political subdivision or taxing authority thereof or therein, other than any such stock transfer taxes imposed as a result of transfers of Shares by an Underwriter that is not a Resident of Finland to a purchaser that is not a Resident of Finland) on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the International Underwriters hereunder, as to the International Purchased Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Each of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the International Underwriters (with respect to matters of New York or U.S. Federal law), and Waselius & Wist, Finnish counsel for the International Underwriters (with respect to matters of Finnish law), shall have furnished to you such written opinions, to be dated as of the date hereof and as of the Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (viii), (ix), (x), (xvii) and (xviii) in subsection (c) below as well as such others as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) White & Case LLP, U.S. and Finnish counsel for the Company, shall have furnished to you their written opinions, to be dated as of the date hereof and as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Underwriting Agreements have been duly authorized, executed and delivered by the Company;

                  (ii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating or affecting creditors' rights generally and to general principles of equity; and the statements set forth under the heading "Description of American Depositary Shares" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Deposit Agreement, fairly summarize, in all material respects, such provisions;

                  (iii) The ADS Rights Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating or affecting creditors' rights generally and to general principles of equity;

                  (iv) Upon due issuance by the Depositary of the ADS Rights evidencing Share Rights against the deposit of such Share Rights in accordance with the provisions of the Deposit Agreement, such ADS Rights with respect to such Share Rights will be duly and validly issued and the person in whose name the ADS Rights are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                  (v) Upon due issuance by the Depositary of the ADRs evidencing ADSs being delivered at the Time of Delivery against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs with respect to such Shares will be duly and validly issued and the person in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                  (vi) Under the laws of the State of New York relating to personal jurisdiction, the irrevocable submission by the Company, pursuant to Section 15 of this Agreement, Section 15 of the U.S. Underwriting Agreement, Section 7.4 of the Depositary Agreement and Section 16 of the ADS Rights Agency Agreement, to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement, the U.S. Underwriting Agreement, the Deposit Agreement, the ADS Rights Agency Agreement or the transactions contemplated hereby or thereby, as the case may be, the irrevocable waiver by the Company of any objection to the venue of a proceeding in any such court, and the irrevocable appointment by the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 15 hereof, are each valid and binding upon the Company; and service of process effected on such agent in the manner set forth in Section 15 hereof,
                           Section 15 of the U.S.

                           Underwriting Agreement, Section 7.4 of the Deposit Agreement and Section 16 of the ADS Rights Agency Agreement, will each be effective to confer valid personal jurisdiction over the Company;

                  (vii) The offering of the Rights and the issue of the Offered Shares by the Company under the Underwriting Agreements, the deposit of the Share Rights being deposited with the Depositary against issuance of ADS Rights, the deposit of the Offered Shares being deposited with the Depositary against issuance of ADRs evidencing ADSs to be delivered at the Time of Delivery by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of, and do not and will not conflict with, any existing applicable law, rule or regulation of the Republic of Finland, the United States or the State of New York;

                  (viii) No Governmental Authorization of Finland, the United States or the State of New York is required for (A) the issue by the Company of the Prospectus and the Finnish Prospectus, (B) the Offered Shares, in the form of Shares or ADSs, and the Share Rights to be duly and validly authorized and issued, (C) the deposit of Offered Shares and Share Rights with the Depositary and the issuance of ADSs and ADS Rights, respectively, in respect thereof, (D) the execution and delivery by the Company of the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement to be duly and validly authorized,
                           (E) the consummation by the Company of the transactions contemplated by the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement, or (F) the subscription and distribution by the Underwriters of the Purchased Shares, except (x) the registration of the Offered Shares with the Trade Registry and the Company's shareholders' register maintained by the FCSD,
                           (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the subscription and distribution of the Purchased Shares, in the form of Shares or ADSs, by or for the account of the Underwriters, and (z) such Governmental Authorizations which have been duly obtained and are in full force and effect;

                  (ix) The statements set forth in the Prospectus under the captions "Description of Shares and Share Capital" and "Description of American Depositary Shares", insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, and under the captions "Business-Regulation", "Description of Shares and Share Capital", "Description of American Depositary Shares", "Memorandum and Articles of Association", "The Finnish Securities Market", "Taxation" and "Underwriting", insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly summarize such provisions and documents in all material respects;

                  (x) The Company is not an "investment company", as such term is defined in the Investment Company Act;

                  (xi) The Company has been duly incorporated and is validly existing as a corporation under the laws of Finland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement and to file the Registration Statement and the ADS Registration Statement;

                  (xii) The Company has an authorized share capital as set forth in the Prospectus and all of the issued shares of capital stock of the Company (including the Offered Shares) and the Share Rights have been duly and validly authorized and issued; all of the issued shares of capital stock of the Company (excluding the Offered Shares) are fully paid and non-assessable and the Offered Shares will, upon their registration with the Trade Registry, be fully paid and non-assessable; other than as described in the Prospectus, there are no restrictions imposed by Finnish law on subsequent transfers of the Offered Shares or the Share Rights; and the Offered Shares and the Share Rights conform to, and entitle the holders thereof to the rights set forth in, the description of the Shares in the Prospectus under the caption "Description of Shares and Share Capital" and the description of the Share Rights in the Prospectus under the caption "The Rights Offering", respectively;

                  (xiii) Insofar as matters of Finnish law are concerned, the Registration Statement and the ADS Registration Statement, and the filing of the Registration Statement and the ADS Registration Statement with the Commission, have been duly authorized by and on behalf of the Company; and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

                  (xiv) The Company's agreement to the choice of law provisions set forth in Section 15 hereof, in Section 15 of the U.S. Underwriting Agreement, in Section 7.6 of the Deposit Agreement and in Section 16 of the ADS Rights Agency Agreement will be recognized by the courts of Finland; the Company can sue and be sued in its own name under the laws of Finland; and a judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under either this Agreement, the U.S. Underwriting Agreement, the Deposit Agreement or the ADS Rights Agency Agreement would be enforceable against the Company in the courts of Finland;

                  (xv) Other than as described in the Prospectus, all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Finland be paid by the Company to the registered holders thereof in euros (including any such dividends or distributions to be paid to the Depositary) that may be converted into other currencies and may be freely transferred out of Finland, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Finland and are otherwise free and clear of any other tax, withholding or deduction in Finland and without the necessity of obtaining any Governmental Authorization in Finland;

                  (xvi) Under the laws of Finland, (A) the Underwriters would be permitted to commence an action or proceedings against the Company in the competent Finnish courts based upon either of the Underwriting Agreements, (B) the Depositary and holders of ADRs issued under the Deposit Agreement would be permitted to commence an action or proceedings against the Company in the competent Finnish courts based upon the Deposit Agreement, and (C) such courts in Finland would accept jurisdiction over any such action or proceedings;

                  (xvii) In order to ensure the legality, validity, enforceability or admissibility in evidence of either of the Underwriting Agreements, the Deposit Agreement or the ADS Rights Agency Agreement, it is not necessary that any document be filed, recorded or enrolled with any Governmental Agency of Finland;

                  (xviii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection
                           (ix) of this Section 8(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In addition, such counsel shall state that they are not aware of any facts or circumstances that would cause them to believe that the indemnification and contribution provisions set forth in Section 9 hereof contravene the public policy or laws of Finland;

         (d) Maire Laitinen, Vice President, Legal Affairs, of the Company, shall have furnished to you her written opinions, to be dated as of the date hereof and as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company (including the Offered Shares) and the Share Rights have been duly and validly authorized and issued; all of the issued shares of capital stock of the Company (excluding the Offered Shares) are fully paid and non-assessable and the Offered Shares will, upon their registration with the Trade Registry, be fully paid and non-assessable; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue the Shares or any other class of capital stock of the Company or any of its Subsidiaries (except as set forth in the Prospectus under "Management-Employee Option Rights"); the Offered Shares and the Share Rights to be issued by the Company may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs and ADS Rights evidencing Share Rights; the Offered Shares to be issued by the Company are freely transferable by the Company to or for the account of the several International Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; there are no restrictions on subsequent transfers of the Offered Shares, the ADSs evidencing Offered Shares, the Share Rights or the ADS Rights under the laws of Finland and of the United States; the Offered Shares, the ADSs evidencing Offered Shares, the Share Rights and the ADS Rights conform to, and entitle the holders thereof to the rights set forth in, the description of the Shares, the ADSs, the Share Rights and the ADS Rights, respectively, contained in the Prospectus; and, other than as described in the Prospectus, there are no restrictions upon the voting rights of the Offered Shares or the ADSs or the transfer of any of the Offered Shares, the ADSs, the Share

                           Rights or the ADS Rights pursuant to the Company's Articles of Association or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound;

                  (ii) Each Subsidiary of the Company that is organized under the laws of Finland has been duly organized and is validly existing as a corporation under the laws of Finland; and all of the issued shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (iii) The Company and each of its Subsidiaries have all Governmental Licenses that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus; and, to the best of such counsel's knowledge, the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except for such Governmental Licenses the failure to obtain which will not have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

                  (iv)     Neither the Company nor any of its Subsidiaries is
                           (A) in violation of its articles of association, charter, by-laws or other governing documents, any business licenses issued by any regulatory authority in Finland, any decree or legally binding declaration (whether governmental, ministerial or other) issued by any governmental authority in Finland or any laws or regulations of Finland or any political subdivision thereof to which the Company or any of its Subsidiaries is subject or (B) to the best knowledge of such counsel, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject except as disclosed in the Prospectus and except for such violations or defaults that would not result in a Material Adverse Effect;

                  (v) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to do so would not result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (vi) Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect and except as otherwise set forth in the Prospectus; and all of the issued shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned by the Company, directly or through one or more of its subsidiaries, free and clear of any liens, encumbrances, equities or claims of any kind;

                  (vii) Each of the Registration Statement and the ADS Registration Statement has been signed for and on behalf of the Company by officers thereunto duly authorized and by directors duly elected or appointed;

                  (viii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (ix) The Depositary will not, absent negligence, bad faith or breach of contract and general principles of agency, be subject to any potential liability under the laws of Finland for taking the actions contemplated in the Deposit Agreement;

                  (x) The offering of the Rights and the issue of the Offered Shares by the Company under the Underwriting Agreements, the deposit of the Share Rights being deposited with the Depositary against issuance of ADS Rights, the deposit of the Offered Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreements, the Deposit Agreement and the ADS Rights Agency Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association, charter and by-laws (or other governing documents) of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                  (xi) Nothing in the Deposit Agreement or the form of receipt attached thereto misstates the rights of the holders of the ADSs in respect of the deposited securities and there is nothing contained in the laws of Finland, the articles of association of the Company, or in any agreement to which the Company is a party and bound which prevents the exercise of any right or the enjoyment of any benefit to which an ADS holder is entitled as a result of owning an ADS issued under the terms of the Deposit Agreement and which has not been disclosed in the Deposit Agreement and the form of receipt attached to the Deposit Agreement;

                  (xii) There are no reporting obligations under Finnish law on the ADS holder that have not been disclosed in the Deposit Agreement, the form of receipt attached to the Deposit Agreement or the Prospectus;

                  (xiii) The Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with the terms set forth in Section 4.10 of the Deposit Agreement under Finnish law and the Depositary will not (absent negligence, bad faith or breach of contract, and general principles of agency) be subject to any potential liability under Finnish law for losses arising from the exercise of the voting arrangements set forth in Section 4.10 of the Deposit Agreement; and

                  (xiv) Except as described in the Prospectus, the Depositary will not be subject to any reporting or similar requirements under Finnish law with respect to the ADRs or the shares underlying such ADRs by virtue of it being a party to the Deposit Agreement and exercising its rights and performing its obligations thereunder.

                  In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law she has relied upon the opinions of United States counsel for the Company delivered pursuant to subsection (c) of this
                  Section 8.

         (e) Frettra Miller, in-house counsel to the Depositary, shall have furnished to you her written opinions, to be dated as of the date hereof and as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Deposit Agreement and the ADS Rights Agency Agreement have been duly authorized, executed and delivered by the Depositary and constitute valid and legally binding obligations of the Depositary, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (ii) The ADRs and ADS Rights issued under and in accordance with the provisions of the Deposit Agreement will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, assuming that (A) the Offered Shares represented by the ADSs which are in turn evidenced by the ADRs and the Share Rights underlying the ADS Rights have been duly authorized and validly issued and are fully paid and non-assessable and that any pre-emptive rights with respect to the Offered Shares have been validly waived or exercised, and (B) such Offered Shares and Share Rights have been duly deposited with Citibank N.A., as custodian, in each case under and in accordance with all applicable laws and regulations.

         (f) (A) On the date of the Prospectus at a time prior to the execution of the Underwriting Agreements, (B) at 9.30 a.m. New York time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of the Underwriting Agreements, and (C) at the Time of Delivery, (i) KPMG Wideri Oy shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I(a) hereto (the executed copy of the letter delivered prior to the execution of the Underwriting Agreements is attached as Annex I(a)-1 hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(a)-2 hereto); (ii) KPMG Cevdet Suner Denetim ve Yemlini Mali Musavirlik A.S. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I(b) hereto (the executed copy of the letter delivered prior to the execution of the Underwriting Agreements is attached as Annex I(b)-1 hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b)-2 hereto); (iii) Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbh shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I(c) hereto (the executed copy of the letter delivered prior to the execution of the Underwriting Agreements is attached as Annex I(c)-1 hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(c)-2 hereto); and (iv) KPMG Sweden shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I(d) hereto (the executed copy of the letter delivered prior to the execution of the Underwriting Agreements is attached as Annex I(d)-1 hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(d)-2 hereto);

         (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, except, as described in the Prospectus, for any downgrading pursuant to an earlier announcement by any such organization that it has its rating of the Company's securities under review, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (h) On or after the date hereof there shall not have occurred any of the following: (i) any material adverse change, or development involving a prospective material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise; (ii) a suspension or material limitation in trading in securities generally on the Helsinki Exchanges, the New York Stock Exchange and/or Nasdaq; (iii) a suspension or material limitation in trading in the Company's securities on the Helsinki Exchanges or Nasdaq; (iv) a general moratorium on commercial banking activities in New York, London or Finland declared by the relevant authorities; (v) a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Finland; (vi) a material adverse change or an official announcement involving a prospective material adverse change in Finnish taxation affecting the Company, the Shares, the ADSs, the Rights or the transfer thereof; (vii) the imposition of exchange controls by Finland, the United States or the United Kingdom; (viii) any material change in the rates of exchange between the euro and any other currency; (ix) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Finland or the declaration by the United States, the United Kingdom or Finland of a national emergency or war; or (x) the occurrence of any other calamity or crisis or any material adverse change in financial, political or economic conditions in the United States, the United Kingdom, Finland or internationally, if the effect of any such event specified in clause (v), (vii),
                  (viii), (ix) or (x) in the reasonable judgment of the Joint Global Coordinators makes it impracticable to market the Offered Shares, the ADSs or the Rights or to enforce contracts for the sale of the Offered Shares, the ADSs or the Rights;

         (i) The Shares (excluding the Offered Shares) shall continue to be, and the Offered Shares and the Share Rights shall have been admitted to be, duly listed on the main list of the Helsinki Exchanges and the ADSs shall continue to be, and any new ADSs representing Offered Shares, shall have been admitted to be, duly quoted on Nasdaq;

         (j) The Depositary shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

         (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company in the Underwriting Agreements at and as of the Time of Delivery, as to the performance by the Company of all its obligations under the Underwriting Agreements to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request; and

         (l) The Majority Shareholder shall have unconditionally and irrevocably exercised in full prior to the Subscription Period Expiration the Primary Share Rights offered to it and shall have paid the Subscription Price therefor.

9.       (a)      The Company will indemnify and hold harmless each
                  International Underwriter against any losses, claims, damages or liabilities to which such International Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS
                  Registration Statement, the Finnish Prospectus or the
                  Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter for any legal or other expenses reasonably incurred by such International
                  Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS
                  Registration Statement, the Finnish Prospectus or the
                  Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint
                  Global Coordinators expressly for use therein.

         (b) Each International Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Finnish Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Finnish Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of any judgment with respect to any proceeding, action or claim, effected without its prior written consent, but if such settlement, compromise or judgment is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares and ADSs purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters with respect to the Shares and ADSs purchased under this Agreement, in each case as set forth in the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the International
                  Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the International Underwriters under this Section 9 shall be in addition to any liability which the Company and the International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any International Underwriter, as applicable, in each case within the meaning of the Act; and the obligations of the Company and any International Underwriter under this Section 9 shall be in addition to any liability which any such party may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any International Underwriter, in each case, within the meaning of the Act.

10.      (a)      If any International Underwriter shall default in its
                  obligation to subscribe for the International Purchased Shares which it has agreed to subscribe for hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to subscribe for such International Purchased Shares on the terms contained herein.
                  If within thirty-six hours after such default by any International Underwriter you do not arrange for the subscription of such International Purchased Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to subscribe for such

                  International Purchased Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the subscription of such International Purchased Shares, or the Company notifies you that they have so arranged for the subscription of such International Purchased Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "International Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Purchased Shares.

         (b) If, after giving effect to any arrangements for the subscription for the International Purchased Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection
                  (a) above, the aggregate number of such International Purchased Shares which remains unsubscribed for does not exceed one-eleventh of the aggregate number of all of the International Purchased Shares to be subscribed for at the Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to subscribe for the number of International Purchased Shares which the International Underwriter agreed to subscribe for hereunder at the Time of Delivery and, in addition, to require each non-defaulting International Underwriter to subscribe for its pro rata share (based on the number of International Purchased Shares which such International Underwriter agreed to subscribe for hereunder) of the International Purchased Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the subscription for the International Purchased Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection
                  (a) above, the aggregate number of such International Purchased Shares which remains unsubscribed for exceeds one-eleventh of the aggregate number of all of the International Purchased Shares to be subscribed for at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to subscribe for the International Purchased Shares of a defaulting International Underwriter or International Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive the completion of the Rights Offering and the offering and sale of the International Purchased Shares by the International Underwriters and the delivery of and payment for the Offered Shares and ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof or if for any other reason any Offered Shares or ADSs are not delivered by or on behalf of the Company as provided herein, the Company shall not be under any liability to any International Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you jointly or by Goldman Sachs International or Deutsche Bank AG London alone on behalf of you as the Joint Global Coordinators.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Joint Global Coordinators as the representatives, at (A) Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB,
         Attention: Equity Capital Markets, and (B) Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London EC2N 2EQ,
         Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
         Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares or ADSs from any International Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any International Underwriter or by any person who controls any International Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Finland. The Company has appointed Sonera Corporation U.S., 5335 Wisconsin Avenue, N.W. Suite 950, Washington D.C. 2001S, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, one for the Company, one for each of the International Underwriters and one for each counsel, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the International Underwriters and the Company.


                                            Very truly yours,

                                            SONERA CORPORATION

                                            By:   _______________________
                                                  Name:
                                                  Title:

                                            By:   _______________________
                                                  Name:
                                                  Title:



Accepted as of the date hereof
at London, England

GOLDMAN SACHS INTERNATIONAL

By:      ________________________
         Name:
         Title:

DEUTSCHE BANK AG LONDON

By:      ________________________
         Name:
         Title:

NORDEA SECURITIES CORPORATE FINANCE OY

By:      ________________________
         Name:
         Title:

MANDATUM & CO LTD.

By:      ________________________
         Name:
         Title:

                                   SCHEDULE 1

                            UNDERWRITING COMMITMENTS


INTERNATIONAL UNDERWRITERS                                 COMMITMENT
--------------------------                                 ----------
Goldman Sachs International                                35.00 percent
Deutsche Bank AG London                                    35.00 percent
Nordea Securities Corporate Finance Oy                     20.40 percent
Mandatum & Co Ltd.                                         9.60 percent

                                   SCHEDULE 2

                   FORM OF NOTICE FROM COMPANY TO UNDERWRITERS

                    [On the letterhead of Sonera Corporation]


                                                                November 9, 2001

Goldman Sachs International
Deutsche Bank AG London
  As representatives of the several International Underwriters

Goldman, Sachs & Co.
Deutsche Bank AG London
  As U.S. Underwriters

c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4 2BB

and

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2EQ

Ladies and Gentlemen:

Reference is made to the International Underwriting Agreement and the U.S. Underwriting Agreement, each dated November 9, 2001, entered into by us (together the "Underwriting Agreements"). Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreements shall have the same meanings in this letter.

We hereby give you notice, in accordance with Clause 2(b) of each of the Underwriting Agreements, that the aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments is [ ] (the "Purchased Shares"). This is based on the Exercised Offered Share Amount of
[ ]. The number of Purchased Shares set out in this letter shall be final and binding on the Company for all purposes.

                                            Very truly yours,

                                            SONERA CORPORATION

                                            By:  ________________________
                                                 Name:
                                                 Title:

                                            By:  ________________________
                                                 Name:
                                                 Title: